AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


This Amendment No. 1 to Asset Purchase Agreement (this "Amendment") is made and entered into this February 22, 1999 by and among S.A. ANCIENNE FABRIQUE GEORGES PIAGET ET CIE., a company incorporated under the laws of Switzerland ("SAAF"), PIAGET (INTERNATIONAL) S.A., a company incorporated under the laws of Switzerland ("PISA"), VLG NORTH AMERICA INC., a company organized under the laws of the State of New York ("Buyer"), MOVADO GROUP, INC., a company incorporated under the laws of the State of New York ("Movado"), MOVADO GROUP OF CANADA, LTD., a company incorporated under the laws of Canada ("Movado Canada"), NAW CORPORATION, a company incorporated under the laws of the State of Delaware ("NAW"), and N.A. TRADING S.A., a company incorporated under the laws of Switzerland ("NA Trading"). Movado, Movado Canada, NAW and NA Trading are sometimes referred to collectively as "Sellers" and individually as a "Seller." SAAF and PISA are sometimes referred to collectively as "Piaget Swiss." All capitalized terms which are used but not otherwise defined herein shall have meanings specified in the Agreement (as defined below).

                              W I T N E S S E T H :

         WHEREAS, Sellers, Buyer and Piaget Swiss are parties to that certain Asset Purchase Agreement, dated as of December 22, 1998 (the "Agreement");

         WHEREAS, Sellers, Buyer and Piaget Swiss desire to amend the Agreement to exclude from the Purchased Assets those Spare Parts (the "Excluded Spare Parts") that Movado has identified as necessary for the completion of repair to and service of (i) those Piaget Watches of customers of Sellers or of consumers in Movado's possession (such Watches in Movado's possession at the Closing Date, hereinafter referred to as the "Consumer Watches"), (ii) those Watches and Jewelry identified on Schedule C annexed hereto which are not included in the Purchased Assets but which the parties hereto have agreed, subject to the conditions contained herein, will be sold to Buyer to the extent such Watches and Jewelry are in saleable condition at the end of the Term (as defined herein) (the "Repaired Watches") and (iii) those Watches which are not included in Purchased Assets and which the parties hereto have agreed will not be sold to Buyer at the end of the Term (the latter, including any Watches returned pursuant to a settlement of any account receivable retained by Sellers as contemplated by Section 4.1(f) of the Agreement, being referred to as "Retained Watches");

         WHEREAS, the Excluded Spare Parts are not included in Inventory, are not and will not be included in the Preliminary Draft Closing Statement or the Draft Closing Statement;
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         WHEREAS, Sellers, Buyer and Piaget Swiss desire that, for a period of five (5) weeks following the Closing (the "Initial Term," or as the same may be extended as provided in Section 4(a), the "Term"), Sellers utilize the Excluded Spare Parts, along with any Additional Spare Parts (as defined herein) to repair the Consumer Watches, Repaired Watches and the Retained Watches;

         WHEREAS, neither the Repaired Watches nor the Retained Watches are included in Inventory, and are not and will not be included in the Preliminary Draft Closing Statement or the Draft Closing Statement;

         WHEREAS, it is desired by the parties hereto that at the conclusion of the Term, Buyer shall purchase from Sellers (i) all Excluded Spare Parts in Sellers possession (at their net book value but excluding the cost of repairs or refurbishments made by Sellers), (ii) all Additional Spare Parts which remain in Sellers' possession at the end of the Term and (iii) all Repaired Watches to the extent such Repaired Watches are in saleable condition;

         WHEREAS, the parties hereto furthermore desire to amend Section 3.1,
Section 4.1(e) and Section 7.6 and Schedules 2.1.1(vi) and 5.5(a) of the Agreement; and

         WHEREAS, the parties hereto desire to change the Closing Date.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Repair of Consumer Watches; Additional Spare Parts.

                  (a) Notwithstanding anything in the Agreement to the contrary, including, but not limited to, Section 2.1.2(iii) of the Agreement, during the Term Sellers shall complete any required service or repair to the Consumer Watches.

                  (b) To facilitate the repair of Consumer Watches, Sellers shall retain the Excluded Spare Parts and such Excluded Spare Parts will not be included in Purchased Assets. Accordingly, the Preliminary Draft Closing Statement and the Draft Closing Statement shall not include any listing of the Excluded Spare Parts.

                  (c) The parties hereto agree that the individual and collective net book values of the Excluded Spare Parts shall be determined using the same methods and principles as are required to be utilized to determine the net book value of the Purchased Assets in accordance with the Agreement.
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                  (d) To the extent additional Spare Parts are required during the Term to facilitate the repair of Consumer Watches as contemplated by this
Section 1, the repair of Repaired Watches as contemplated by Section 2, or the repair of Retained Watches to be sold in Sellers' outlet stores as contemplated by Section 4.1(f) of the Agreement (including, with respect to the Retained Watches, any additional Spare Parts required after the Term), Buyer shall, promptly, subject to commercial availability, upon request of any Seller, sell such Spare Part to Seller at the price equal to the net book value (determined in accordance with the Agreement) of such Spare Part as reflected on the Draft Closing Statement or the Closing Statement, as time has made applicable. Such Spare Part(s) shall be referred to hereinafter as "Additional Spare Parts."

                  (e) Sellers shall fully repair all existing Consumer Watches during the Term. With respect to any service or repair work to Consumer Watches covered by the applicable after sales services and warranty obligations as set forth on warranty cards provided by PISA to Sellers with each such Consumer Watch, Sellers shall invoice Buyer at the end of the Term for Sellers' standard service costs, including parts and labor incurred in connection therewith, which such amount shall be paid promptly thereafter by Buyer to Sellers.

         2. Repair of the Repaired Watches and Retained Watches.

                  (a) During the Term, the Sellers shall also utilize the Excluded Spare Parts and the Additional Spare Parts to repair the Repaired Watches and Retained Watches such that by the end of the Term the Repaired Watches shall be put in saleable condition. The parties agree that the Repaired Watches and Retained Watches are among those Watches included on Schedule 5.5(a), and accordingly will not be considered Inventory and are not and will not be included on the Preliminary Draft Closing Statements and the Draft Closing Statement.

                  (b) The parties hereto agree that the individual and collective net book values of the Repaired Watches shall be determined using the same methods and principles as are required to be utilized to determine the net book value of the Purchased Assets in accordance with the Agreement (but excluding the cost of refurbishment or repairs by Sellers).

         3. Withdrawal of Repaired Watches. Any Repaired Watches that are not in compliance with the representations and warranties contained in Section 6 of this Amendment, shall not be included in the Additional Purchased Assets as defined in Section 4(b) below and their net book values shall not be included in the Additional Purchase Price (as defined in Section 4(d) below). Such retained Repaired Watches shall be considered a Retained Watch and included on Schedule 5.5(a) as pertains to future sales of such Watch by Sellers.
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         4. Sale and Purchase of Repaired Watches, Excluded Spare Parts and
Additional Spare Parts.

                  (a) Although it is the parties' intention that all necessary repairs to the Consumer Watches, the Retained Watches and the Repaired Watches will have been completed by the end of the Initial Term, in the event Movado notifies Buyer that additional time is needed to complete any such repairs the parties agree to extend the Initial Term accordingly, but not shorter than one week intervals.

                  (b) On the terms and subject to the conditions contained herein, at the expiration of the Term, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, all of Sellers' right, title and interest in and to (i) all of the Repaired Watches (to the extent in saleable condition), (ii) any remaining Excluded Spare Parts and (iii) any remaining Additional Spare Parts (the items described in clauses (i), (ii) and (iii), the "Additional Purchased Assets").

                  (c) In confirmation of the foregoing assignment, at the expiration of the Term, Buyer and Sellers shall execute and deliver a Bill of Sale and Assignment Agreement in form and substance satisfactory to the parties.

                  (d) Upon the terms and subject to the conditions contained in this Amendment, Buyer will pay to Sellers the aggregate purchase price of the Additional Purchased Assets, which shall be an amount in U.S. dollars equal to
(i) the net book value of any remaining Excluded Spare Parts, (ii) the amount paid by Sellers to Buyer for any remaining Additional Spare Parts and (iii) the net book value of the Repaired Watches in saleable condition which are being sold to Buyer (the "Additional Purchase Price"), in each case without inclusion of the cost of repairs or refurbishment by Sellers.

         5. Payment of Additional Purchase Price.

                  (a) Upon the terms and subject to the conditions contained in this Amendment, at the expiration of the Term, Buyer shall pay to Movado, on behalf of Sellers an amount in cash equal to the Additional Purchase Price.

                  (b) If the parties are unable to agree on the amounts of any necessary refurbishing of the Additional Purchased Assets pursuant to Section 6(a) of this Agreement, then any undisputed amount shall be paid to Sellers at the end of the Term, and the resolution of the disputed amount shall be determined by the parties after the end of the Term, or if there is no resolution within thirty (30) business days of the end of the Term, referred to the Arbitrator, and finally resolved, in substantial accordance with the procedures set forth in Section 4.1(e) of the Agreement.
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                  (c) The parties hereto agree to the allocation of the
Additional Purchase Price made in accordance with Section 1060 of the Code in proportion to the allocation of the Purchase Price and Assumed Liabilities in the Agreement.

                  (d) Conditions to the Obligation of the Parties to Close. The respective obligations to effect the transactions contemplated hereby shall be subject to the condition that none of the parties hereto shall be subject to any order, decree or injunction of a court of competent jurisdiction which prohibits any of the transactions contemplated by this Amendment or the transactions contemplated hereby and the condition that consummation of the transactions contemplated hereby not being prohibited by any law or regulation, and that the parties hereto shall have performed and complied with the agreements contained in this Amendment required to be performed and complied with by them at or prior to the expiration of the Term.

                  (e) Conditions to the Obligation of Buyer to Close. The obligation of Buyer to effect the actions contemplated hereby shall be further subject to the following condition, which may be waived by Buyer: the representations and warranties contained in Sections 6(a-c) of this Amendment shall be true and correct as of the final date of the Term as though such representations and warranties had been made on and as of the final date of the Term.

         6. Representations and Warranties of the Sellers. Sellers jointly and severally represent and warrant to PISA, SAAF and Buyer as follows:

                  (a) At the end of the Term, the Additional Purchased Assets shall be in saleable condition, or, to the extent any Additional Purchase Assets are not in saleable condition, the Buyer and Sellers shall have agreed prior to the end of the Term on the cost of any necessary refurbishment of such Additional Purchased Assets, and such cost shall have been deducted from the net book value of such Additional Purchased Assets.

                  (b) Sellers own outright and have good and marketable title to the Repaired Watches and Excluded Spare Parts, and at the end of the Term shall have good and marketable title to the Additional Spare Parts, in each case free and clear of any lien or other encumbrance.

                  (c) The Sellers have (except with respect to the Additional Spare Parts) and at the end of the Term will have (including the Additional Spare Parts), complete and unrestricted power and the unqualified right to sell to Buyer and to assign, transfer and deliver to Buyer and upon consummation of the transactions contemplated by the Agreement, as amended, Buyer will acquire good, valid and marketable title to, the Additional Purchased Assets, free and clear of all encumbrances; and Sellers are presently in peaceable possession of the Repaired
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Watches and Excluded Spare Parts in quiet enjoyment thereof. There are no imperfections of title, charges, or encumbrances of any kind relating to the Repaired Watches and Excluded Spare Parts.

         7. Delivery of the Additional Purchased Assets. The delivery of the Additional Purchased Assets shall be completed in a manner suitable to Buyer and Sellers. All the expenses incurred in connection with such delivery of the Additional Purchased Assets shall be paid one-half by Sellers and one-half by Buyer.

         8. Notwithstanding anything else contained herein, all risk of loss or damage to the Purchased Assets shall pass to Buyer upon delivery of the Purchased Assets by the Seller to the carrier of choice selected by the Buyer immediately following the Closing.

         9. Continuation of Returns to Consumers. Inasmuch as the parties anticipate that for some time following Closing consumers will probably continue to send Watches requiring service to Movado, the parties agree that so long as any such Watches are received by Movado, any such Watches will be forwarded via insured, registered mail (in envelopes and packaging to be provided to Movado free of charge by Buyer) to Buyer and that all costs associated therewith, including without limitation the costs of insurance and mailing, shall be reimbursed to Movado by Buyer. Movado shall insure each such Watch for at least the wholesale value thereof.

         Movado shall bear all risk of loss to such Watches while in the possession of Movado and Buyer shall bear all such risk of loss after delivery by Movado of such Watches into possession of the carrier. Movado will, in addition, at the request of Buyer, send to each consumer returning any such Watch, a form letter informing such consumer that the Watch has been forwarded to Buyer. All such form letters shall be furnished to Movado by Buyer and Buyer shall reimburse Movado for the cost of mailing such letters.

         10. Amendment to Section 3.1. In the third sentence of Section 3.1(a), the words "At the Closing" shall be hereby replaced with the words "At a date no later than four (4) business days following the Closing."

         11. New Schedules 2.1.1(vi) and Schedule 5.5(a). Effective hereby,
Schedule 2.1.1(vi) shall be replaced with new Schedule 2.1.1(vi), attached as Schedule A hereto and Schedule 5.5(a) shall be replaced with new Schedule 5.5(a) attached as Schedule B hereto.

         12. Closing Date. Effective hereby, Section 2.4 of the Agreement shall be amended such that the Closing shall take place on February 22, 1999.
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         13. Other Provisions Unchanged. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. To the extent that the Agreement includes such terms as "herein," "hereto," "in this Agreement" and the like, such terms shall be interpreted to refer to the Agreement, as modified by this Amendment.

         14. Counterparts. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         S.A. ANCIENNE FABRIQUE GEORGES
                                         PIAGET & CIE

                                         By: /s/ Gregory A. Fernicola
                                         ----------------------------
                                         Name:  Gregory A. Fernicola
                                         Title: Attorney-in-Fact


                                         PIAGET (INTERNATIONAL) S.A.

                                         By: /s/ Gregory A. Fernicola
                                         ----------------------------
                                         Name:  Gregory A. Fernicola
                                         Title: Attorney-in-Fact


                                         VLG NORTH AMERICA INC.

                                         By: /s/ Gary A. Saage, Jr.
                                         --------------------------
                                         Name:  Gary A. Saage, Jr.
                                         Title: Vice President


                                         MOVADO GROUP, INC.

                                         By: /s/ Michael J. Bush
                                         -----------------------
                                         Name:  Michael J. Bush
                                         Title: Chief Operating Officer


                                         MOVADO GROUP OF CANADA, LTD.

                                         By: /s/ Timothy F. Michno
                                         -------------------------
                                         Name:  Timothy F. Michno
                                         Title: Secretary
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                                         NAW CORPORATION

                                         By: /s/ Timothy F. Michno
                                         -------------------------
                                         Name:  Timothy F. Michno
                                         Title: Secretary


                                         N.A. TRADING S.A.

                                         By: /s/ Michael J. Bush
                                         -----------------------
                                         Name:  Michael J. Bush
                                         Title: Chief Operating Officer